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                                                                    Exhibit 99.1



                   [LETTERHEAD OF AMF BOWLING WORLDWIDE, INC.]



                                 March 29, 2002



Securities and Exchange Commission
Washington, DC

         Arthur Andersen LLP has represented to AMF Bowling Worldwide, Inc. that its audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.

                                       Sincerely,



                                       /s/ Christopher F. Caesar
                                       -----------------------------------------
                                       Christopher F. Caesar
                                       Senior Vice President, Chief Financial
                                       Officer and Treasurer